UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2011

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024
(Address of principal executive offices) (Zip Code)

(760) 438-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 26, 2011, we announced the upcoming launch of ASDA Stores Ltd’s mobile-based Grocery Delivery Notification Program, for which we are the mobile solutions provider.  ASDA is a wholly owned subsidiary of Wal-Mart Stores, Inc.  With 536 locations, ASDA Stores is the second largest supermarket in the UK with an estimated 17% market share. ASDA’s grocery home shopping service has been in operation since 2001 and covers 97% of UK postcodes.

Under this notification program, ASDA’s home delivery service customers receive notifications when groceries are set to be delivered. If the delivery is late, the customer will get an SMS notifying them of the delay and the revised delivery time. Notifications will be converted to voice for landline phone as well.

We refer to this sort of campaign as ‘Be There’ messaging – informing customers to be at home to receive a delivery – in contrast to our ‘Come Here’ messaging business – alerts that remind consumers to pick up a previously placed order.

The ASDA notification program marks our first significant business outside the US market.

Notwithstanding the use of Item 8.01 in this Current Report on Form 8-K, we disclaim any obligation or duty to, in the future, (a) disclose any events, whether or not similar to this one, which we are not, under applicable express SEC reporting requirements, required to disclose, or (b) disclose any events sooner than we are required to disclose them under applicable express SEC reporting requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 26, 2011

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President